Exhibit 99.1

EnSync Reports Second Quarter 2016
Results

Management to Host Conference Call at 4:30p.m. EST (3:30 p.m. CST)

MILWAUKEE, WI – (February 16, 2016) – EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, a leading developer of innovative energy management systems for the utility, commercial, industrial and multi-tenant building markets, today announced second quarter 2016 results, ended December 31, 2015.
Key Projects Status
The Company made significant progress on many of its key projects during, and subsequent to the end of the second quarter of fiscal year 2016, including:
•	University of the Nations: Phase I is complete and supplying power to the University. Phase II will be complete by early March.
•	Century West: The project is on schedule to be commissioned by May.
•	OATI: The Agile Hybrid batteries have shipped and installation and commissioning will be complete by May.
•	Cayman Islands: Our equipment has shipped to the Cayman Islands and the installation and commissioning will be complete by May.
Other Key Recent Developments and Accomplishments
•	Production Release and Technology Transfer from EnSync to Meineng Energy: Fourteen Agile Flow Batteries were shipped from Meineng Energy to EnSync customers since the beginning of Q2. Thirteen Matrix Energy Management Systems have either been shipped from Meineng Energy to EnSync, or are in process of assembly and test in China. Meineng is now qualified to build and test our advanced Matrix systems and modules.
•	Matrix ETL Listing to UL 1741: Our Matrix Energy Management platform is now listed by ETL to UL1741 specification.
•	Hawaii "Smart Inverter" Compliance Achieved: Our inverters are among the first to achieve this designation.
•	Installed Base Performance: The V3-Series Installed Base Upgrade Program is complete. All candidate systems have been upgraded, with significant improvement to performance. The program has been finished under budget.

•	Hybrid Storage System Success: We achieved the milestone of 1.0MWh of Hybrid Flow-Li Ion batteries shipped for C&I / Microgrid applications less than a year from announcement. EnSync remains the premier supplier of hybridized commercial energy storage solutions.

Management Discussion
Brad Hansen, president and chief executive officer of EnSync, commented, "I am pleased with the progress we are making and the accomplishments during, and subsequent to the end of the quarter.  The capabilities of our differentiated technology and systems solutions allow our customers to prioritize their electricity use from the grid, renewables and storage, synchronizing each of these sources in real time and leveraging their respective values.  These capabilities will be a driving factor in moving the economy from a focus on coal-generated power to one utilizing renewable energy sources. These solutions, coupled with our expertise and credibility for economic modeling, system design and project development are a competitive differentiator in the PV + Storage systems market."
Mr. Hansen continued, "The University of the Nations project is on schedule and Phase I is performing well.  Five other contracted power purchase agreement (PPA) projects are in varying degrees of construction and commissioning.  Our near term efforts have transitioned from closing PPA contracts to marketing our existing projects.  In December, we hired Fred Vaske as Vice President of Structured Finance to drive the development of an investor base and in turn, sell these projects.  Fred brings a great deal of knowledge from his 20 years of project financing experience including major players in renewable energy, such as SunPower, Recurrent Energy, HanWa Q-Cells and Scatec Solar."
Fred Vaske, Vice President of Structured Finance for EnSync,  added, "There is a great deal of interest in the EnSync PPA projects from both banks and corporate investors that have previously been investors in solar projects.  They have recognized that there are new and variable services attributable to solar + storage installations that are lacking with solar only projects.  Investors also recognize, based on regulatory and policy changes such as what recently occurred in Nevada's retroactive application of net metering reductions, that storage offers a degree of insurance against unanticipated change. Investors will also be very pleased with EnSync's industry leading control, communications and monitoring of the value generated by the project over the contract life."

Mr. Hansen concluded, "Recent developments validate our strategy. The President signed the budget bill, which extends the solar/storage investment tax credit an unprecedented five years, providing a strong foundation for future growth.  The Supreme Court endorsed FERC jurisdiction over demand side management. This ruling will become important as we introduce our capability to perform supply response on-demand applications for commercial buildings. Additionally, state commissions continue to make changes in Net Metering programs and rate structures that enhance the value of storage in self-generation systems.  Finally, we've put together a great executive team, with the right products and a robust strategy to address these developing opportunities."
Financial Results
Total revenue for three months ended December 31, 2015 was $382,261 compared to $300,654 for the three months ended December 31, 2014.  Total costs and expenses were $4,889,717 compared to $3,575,886.  Loss from operations was $4,507,456 compared to $3,275,232. Net loss attributable to common shareholders was $4,515,762 compared to $3,446,642.  Loss per share was ($0.10) compared to ($0.09).
Current backlog for components, systems and engineering services is approximately $2.5 million.  Additionally, the Company has acquired PPA contracts valued at approximately $11.2 million.
Financial Position
The Company ended the second quarter of fiscal 2016 with total assets of $44.8 million, including $28.1 million in cash.   As of December 31, 2015, we have cumulative project costs of $5.8 million related to PPA contracts.  We plan to recover substantially all of these costs before the end of our fiscal year as we sell or finance these projects.
Conference call – Today, February 16, 2016 – 4:30p.m. EST (3:30 p.m. CST)
Date: Tuesday, February 16, 2016
Time: 4:30 p.m. EST (3:30 p.m. CST)
Domestic participant dial in #: 888-471-3843
Participant passcode #: 9519944
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available later on the same day via the investor relations section of the company's web site at www.ensync.com until April 16, 2016.
Domestic replay #: 888-203-1112
Replay passcode #: 9519944

About EnSync Energy Systems
EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, is enabling the future of electricity with advanced energy management systems critical to a global economy becoming increasingly reliant upon the expansion of renewable energy. Whether part of the grid power transmission and distribution network, or behind the meter in commercial, industrial and multi-tenant buildings, EnSync technology brings differentiated power control and energy storage solutions to electricity-challenged environments. Our technologies also serve as the system level intelligence in microgrid applications, by seamlessly integrating multiple generation and storage assets to deliver power in remote and community level environments not served by the grid, or areas electing to use the grid secondary to microgrid assets. In 2015, EnSync incorporated power purchase agreements (PPAs) into its portfolio of offerings, enabling electricity savings for customers and providing a stable financial yield for investors. EnSync is a global corporation, with a joint venture in AnHui, China at Meineng Energy, as well as a strategic partnership with Solar Power, Inc. (SPI). For more information, visit: www.ensync.com.
Safe Harbor Statement
Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

EnSync, Inc.
Condensed Consolidated Balance Sheets

	(Unaudited)
	December 31, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$28,171,129	$10,757,461
Restricted cash on deposit	60,223	60,193
Accounts receivable, net	85,708	113,093
Inventories, net	2,673,598	1,198,117
Prepaid expenses and other current assets	596,498	441,537
Deferred financing costs	-	545,825
Customer intangible assets	154,875	-
Note receivable	165,156	159,107
Deferred project costs	159,978	-
Project assets	5,790,256	-
Total current assets	37,857,421	13,275,333
Long-term assets:
Property, plant and equipment, net	3,794,418	4,164,912
Investment in investee company	2,339,931	2,408,528
Goodwill	803,079	803,079
Total assets	$44,794,849	$20,651,852

Liabilities and Equity
Current liabilities:
Current maturities of bank loans and notes payable	$328,744	$324,626
Accounts payable	1,411,045	1,056,744
Accrued expenses	415,291	1,129,166
Customer deposits	1,064,797	1,177,155
Accrued compensation and benefits	273,088	235,351
Total current liabilities	3,492,965	3,923,042
Long-term liabilities:
Bank loans and notes payable, net of current maturities	888,451	1,053,581
Deferred revenue	13,290,000	-
Total liabilities	17,671,416	4,976,623

Commitments and contingencies (Note 15)

Equity
Series B redeemable convertible preferred stock ($0.01 par value,
$1,000 face value) 3,000 shares authorized and issued, 2,300 and 2,575 shares outstanding, preference in liquidation of $5,172,385 and $5,635,866 as of December 31, 2015 and June 30, 2015, respectively	23	26
Series C convertible preferred stock ($0.01 par value, $1,000 face value),
28,048 and 0 shares authorized, issued, and outstanding, preference in liquidation of $21,951,048 and $0 as of December 31, 2015 and June 30, 2015, respectively	280	-
Common stock ($0.01 par value); 300,000,000 and 150,000,000 authorized,
47,608,821 and 39,129,334 shares issued and outstanding as of December 31, 2015 and June 30, 2015, respectively	1,184,403	1,099,608
Additional paid-in capital	136,775,596	117,104,936
Accumulated deficit	(110,877,163)	(102,674,049)
Accumulated other comprehensive loss	(1,589,759)	(1,589,486)
Total EnSync, Inc. equity	25,493,380	13,941,035
Noncontrolling interest	1,630,053	1,734,194
Total equity	27,123,433	15,675,229
Total liabilities and equity	$44,794,849	$20,651,852

See accompanying notes to condensed consolidated financial statements.

EnSync, Inc. Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2015	2014	2015	2014
Revenues
Product sales	$335,694	$114,177	$486,230	$663,518
Engineering and development	46,567	186,477	169,007	201,997
Total Revenues	382,261	300,654	655,237	865,515

Costs and Expenses
Cost of product sales	323,289	171,683	304,608	507,646
Cost of engineering and development	82,020	59,982	136,167	169,145
Advanced engineering and development	2,015,364	1,480,813	3,691,652	2,778,396
Selling, general, and administrative	2,287,978	1,704,234	4,514,952	3,763,787
Depreciation and amortization	181,066	159,174	359,656	313,690
Total Costs and Expenses	4,889,717	3,575,886	9,007,035	7,532,664

Loss from Operations	(4,507,456)	(3,275,232)	(8,351,798)	(6,667,149)

Other Income (Expense)
Equity in loss of investee company	(20,889)	(225,471)	(68,597)	(307,973)
Gain on investment in investee company	-	-	-	1,257,407
Interest income	14,094	7,879	18,710	11,490
Interest expense	(12,517)	(26,270)	(27,647)	(53,850)
Other income	-	-	76,437	-
Total Other Income (Expense)	(19,312)	(243,862)	(1,097)	907,074

Loss before benefit for Income Taxes	(4,526,768)	(3,519,094)	(8,352,895)	(5,760,075)

Benefit for Income Taxes	(640)	-	(640)	-
Net loss	(4,526,128)	(3,519,094)	(8,352,255)	(5,760,075)
Net loss attributable to noncontrolling interest	80,424	143,508	149,141	226,010
Gain attributable to noncontrolling interest	-	-	-	(481,870)
Net Loss Attributable to EnSync, Inc.	(4,445,704)	(3,375,586)	(8,203,114)	(6,015,935)
Preferred Stock Dividend	(70,058)	(71,056)	(146,580)	(118,865)
Net Loss Attributable to Common Shareholders	$(4,515,762)	$(3,446,642)	$(8,349,694)	$(6,134,800)

Net loss per share
Basic and diluted	$(0.10)	$(0.09)	$(0.18)	$(0.18)

Weighted average shares-basic and diluted	47,348,603	39,051,379	46,673,751	34,835,949

See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six months ended December 31,
	2015	2014
Cash flows from operating activities
Net loss	$(8,352,255)	$(5,760,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	345,209	313,690
Amortization of intangible asset	14,447	-
Stock-based compensation, net	463,539	853,811
Equity in loss of investee company	68,597	307,973
Gain on investment in investee company	-	(1,257,407)
Interest accreted on note receivable	(6,049)	(3,156)
Gain on bargain purchase	(76,437)	-
Changes in assets and liabilities
Accounts receivable	27,385	787,867
Inventories	(1,475,481)	(98,328)
Prepaids and other current assets	(154,961)	49,385
Refundable income taxes	-	10,908
Deferred project costs	(159,978)	-
Project assets	(5,603,034)	-
Accounts payable	354,301	(122,582)
Accrued expenses	(731,570)	(556,073)
Customer deposits	(112,358)	(286,050)
Accrued compensation and benefits	37,737	33,610
Deferred revenue	13,290,000	-
Net cash used in operating activities	(2,070,908)	(5,726,427)
Cash flows from investing activities
Cash paid for business combination	(225,829)	-
Change in restricted cash	(30)	1,149
Expenditures for property and equipment	(10,416)	(303,280)
Issuance of note receivable	-	(150,000)
Net cash used in investing activities	(236,275)	(452,131)
Cash flows from financing activities
Payment of financing costs	(261,982)	-
Repayments of bank loans and notes payable	(161,012)	(173,982)
Proceeds from issuance of preferred stock	13,300,000	-
Proceeds from issuance of common stock	6,800,000	14,837,760
Common stock issuance costs	-	(1,148,023)
Contributions of capital from noncontrolling interest	45,000	7,127
Net cash provided by financing activities	19,722,006	13,522,882
Effect of exchange rate changes on cash and cash equivalents	(1,155)	5,340
Net increase in cash and cash equivalents	17,413,668	7,349,664
Cash and cash equivalents - beginning of period	10,757,461	10,360,721

Cash and cash equivalents - end of period	$28,171,129	$17,710,385

Supplemental disclosures of cash flow information:
Cash paid for interest	$27,795	$49,577

See accompanying notes to condensed consolidated financial statements.

Investor Relations Contact:
Three Part Advisors, LLC
Jeff Elliott
(972) 423-7070
Matt Selinger
(817) 310-8776
Phillip Kupper
(817) 778-8339

EnSync Media Contact:
Michelle Montague
 (262) 735-5676